S&P Global
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Antero Midstream GP LP NYSE:AMGP

FQ3 2018 Earnings Call Transcripts

Thursday, November 01, 2018 4:00 PM GMT

S&P Global Market Intelligence Estimates

	-FQ3 2018-			-FQ4 2018-	-FY 2018-	-FY 2019-
	CONSENSUS	ACTUAL	SURPRISE	CONSENSUS	CONSENSUS	CONSENSUS
EPS Normalized	0.13	0.09	▼(30.77 %)	0.15	0.47	0.83
Revenue (mm)	37.72	37.82	▲0.27	42.77	141.88	233.12

Currency: USD
Consensus as of Oct-11-2018 12:26 PM GMT


Stock Price [USD] vs. Volume [mm] with earnings surprise annotations
Share Price
Positive EPS Normalized surprise
Negative EPS Normalized surprise
Neutral EPS Normalized surprise
Volume
26.00
24.00
22.00
20.00
18.00
16.00
14.00
3.00mm
2.50mm
2.00mm
1.50mm
1.00mm
0.50mm
0.00mm
Sep 2017
Nov 2017
Jan 2018
Mar 2018
May 2018
Jul 2018

- EPS NORMALIZED -			
	CONSENSUS	ACTUAL	SURPRISE
FQ3 2017	0.06	0.02	▼(66.67 %)
FQ4 2017	0.07	0.08	▲14.29 %
FQ1 2018	0.11	0.07	▼(36.36 %)
FQ2 2018	0.13	0.07	▼(46.15 %)

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Contents Table of Contents Call Participants Presentation Question and Answer .................................................................................. .................................................................................. .................................................................................. 3 4 8 2 COPYRIGHT © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved spglobal.com/marketintelligence

ANTERO MIDSTREAM GP LP FQ3 2018 EARNINGS CALL | NOV 01, 2018 Call Participants EXECUTIVES Glen C. Warren President, Secretary & Director of Antero Midstream Partners GP LLC Michael N. Kennedy Senior VP of Finance & CFO - Antero Midstream Partners GP LLC Paul M. Rady Chairman & CEO of Antero Midstream Partners GP LLC ANALYSTS John Ross Mackay Crédit Suisse AG, Research Division Ned Antonov Baramov Wells Fargo Securities, LLC, Research Division Timothy D. Howard Stifel, Nicolaus & Company, Incorporated, Research Division Copyright © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence 3

ANTERO MIDSTREAM GP LP FQ3 2018 EARNINGS CALL | NOV 01, 2018 Presentation Operator Good day, everyone, and welcome to the Antero Midstream Third Quarter 2018 Earnings Conference Call. [Operator Instructions] And please note that this event is being recorded. I would now like to turn the conference over to Michael Kennedy, Chief Financial Officer of Antero Midstream. Please go ahead. Michael N. Kennedy Senior VP of Finance & CFO - Antero Midstream Partners GP LLC Thank you for joining us for Antero Midstream's third quarter 2018 investor conference call. We'll spend a few minutes going through the financial and operating highlights, and then we'll open it up for Q&A. I would also like to direct you to the home page of our website at www.anteromidstream.com or www.anteromidstreamgp.com, where we have provided a separate earnings call presentation that will be reviewed during today's call. Before we start our comments, I would first like to remind you that during this call, Antero management will make forward-looking statements. Such statements are based on our current judgments regarding factors that will impact the future performance of Antero Resources, Antero Midstream and AMGP and are subject to a number of risks and uncertainties, many of which are beyond Antero's control. Actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Today's call may also contain certain non-GAAP financial measures. Please refer to our earnings press release for important disclosures regarding such measures, including reconciliations for the most comparable GAAP financial measures. Joining me on the call today are Paul Rady, Chairman and CEO of Antero Resources and Antero Midstream; and Glen Warren, President and CFO of Antero Resources and President of Antero Midstream. I will now turn the call over to Paul. Paul M. Rady Chairman & CEO of Antero Midstream Partners GP LLC Thanks, Mike, and thank you to everyone for listening in to the call today. I'll begin my comments with highlights from our recently announced simplification transaction and AR's peer-leading margins. Mike will then walk through our third quarter 2018 results and long-term outlook. I'll begin my formal comments on Slide #3, titled Simplification Transaction Highlights, going through the numerous merits of the transaction. As you are aware, on October 9, AMGP announced a definitive agreement to acquire AM in a stock and cash transaction. The transaction was truly a win-win-win across the Antero family. First, the transaction simplifies the midstream structure into one publicly-traded entity and aligns all equity holders. New AM will be structured as a C-corp without IDRs, which we believe is the increasingly preferred structure by our midstream investors. We expect the structure to broaden our investor base and importantly, position Antero Midstream to be included in major equity indices in the future. In addition to the intangible benefits of structure and governance, the transaction is immediately accretive to both AM and AMGP on a DCF per unit basis and averages double-digit accretion through 2022 for both entities. AMGP shareholders will receive 42% immediate distribution accretion compared to the status quo 2019 AMGP target, and AM public unitholders will receive a premium and will be more than made-whole on their previously communicated distributions and growth profiles. Copyright © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence 4

ANTERO MIDSTREAM GP LP FQ3 2018 EARNINGS CALL | NOV 01, 2018 Third, the transaction eliminates the IDRs, reducing the pro forma cost of equity capital. Eliminating the IDRs today helps to ensure that we do not miss out any --out on any future growth opportunities, both organic and third-party. It allows us to compete for larger scale projects with other entities that have already eliminated their IDRs. Structured as a corporation for both tax and governance purposes, the transaction significantly enhances governance and shareholder rights as compared to the MLP structure. New AM will have an elected board with a majority of independent directors pushing it to the forefront of best corporate governance practices in the midstream space. The transaction is also tax-efficient with respect to corporate taxes and eliminates approximately $375 million of taxes that AMGP was expected to pay from 2019 through 2022. These tax savings generated by the step-up in basis allow the transaction to be accretive to both AM and AMGP. Lastly, the combination of cash consideration from the announced transaction, along with AR free cash flow, is expected to fully fund AR's buyback and delevering program. Now let's move to Slide #4, titled Antero's Proven Integrated Strategy. While Antero Midstream's corporate structure is expected to change, our proven strategy --our integrated proven strategy will not. We firmly believe in the benefits of integration and unparalleled visibility into the long-term development plan. In our view, ownership and control of the midstream buildout is critical for a sustainable resource development. Our integration and visibility into AR's development plan allows us to deploy just-in-time capital and appropriately size infrastructure to support AR's production growth. As an example, during the third quarter, AM tied in in-line, a company record 73 wells into the gathering and compression system, a 100% of which were on time. The precise timing of midstream projects optimizes capital efficiency, both for AR and AM. The 73 new wells drove record volumes in the third quarter and are expected to generate significant growth and momentum heading into the fourth quarter of 2018 and into 2019. On the fresh water delivery side, we continued our 100% timely track record of delivering fresh water for completions even as AR set records for completion stages per day. For that, I want to thank all of our employees for the tremendous achievements operationally. Moving to the right-hand side of the page, AR and management and sponsors remain highly aligned with our midstream investors and will own 31% and 25% of new AM, respectively. Now let's move to Slide #5, titled Consistent Leader in Realizations and Margins, which illustrates AR's peer-leading realizations and margins. Antero Resources is not a traditional Northeast natural gas producer. In fact, during the third quarter, 43% of AR's revenues were derived from liquids, including ethane, C3+, NGLs and oil. Antero's liquids exposure is a key differentiator and is the reason AR can generate attractive and sustainable single well and corporate-level rates of return. As depicted on the left-hand portion of the slide, AR generated all-in realized pricing of almost $4 per Mcf equivalent during the quarter, which is 41% above the peer average and over $1 above NYMEX natural gas prices. While generating the highest pricing realizations is important, it is more important to generate attractive all-in margins, which ultimately drives the economics supporting the long-term development program. Once again, AR generated best-in-class EBITDAX margins of $1.68 per Mcfe on a fully burdened stand-alone E&P basis, including full AM fees. The third quarter exemplified Antero's trend of consistently generating the highest realized pricing and margins in Appalachia and gives us confidence in the long-term sustainable production growth that underpins AM. Looking ahead, the fourth quarter represents an important inflection point for AR in which it expects to generate free cash flow, driven by expanding margins benefiting from strong NGL pricing. These attractive margins support AR's measured drilling and completion capital budgets through 2022, that are expected to be more than fully funded from cash flow assuming today's strip pricing. I'll finish my comments on Slide #6, with a macro view of NGL infrastructure in the Northeast, as the infrastructure is an important springboard for the development of AR's liquid-rich locations. Copyright © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. 5 spglobal.com/marketintelligence

ANTERO MIDSTREAM GP LP FQ3 2018 EARNINGS CALL | NOV 01, 2018 Appalachia NGL fractionation and transportation is differentiated from other shale plays in the U.S. All [ wide-grade ] barrels are fractionated in basin and transported in purity product form, which is a more marketable product for downstream consumption. This allows barrels from the Northeast to be insulated from highly-constrained fractionation, transportation and storage capacity, that's currently down on the Gulf Coast. In fact, there is sufficient fractionation capacity in the Northeast and more specifically, AR has sufficient running room to continue delivering peer-leading liquids production growth. In the short-term, the joint venture between AM and MPLX expects to bring online Sherwood Processing plants 10 and 11 and, in fact, plant 10 just came on last evening adding an additional 400 million cubic feet of processing capacity in this fourth quarter of 2018. The joint venture also expects to place the Hopedale 4 fractionation plant into service during the fourth quarter of 2018, adding an additional 60,000 barrels per day of gross fractionation capacity to the basin. Longer-term, AM and MPLX will continue planning and executing on additional processing and fractionation capacity customized to AR's growth. This visibility in customized midstream solution is an underappreciated benefit for AR as it is the only E&P in the Northeast with direct ownership and control of the midstream infrastructure buildout all the way from the wellhead through processing and fractionation. In summary, we believe that we have the right assets, strategy, employees and now corporate structure to continue generating value for our shareholders. With that, I'll turn the call back over to Mike. Michael N. Kennedy Senior VP of Finance & CFO - Antero Midstream Partners GP LLC Thank you, Paul. I'll first touch on the distribution for AM and AMGP for the third quarter, beginning on Slide #7, titled Track Record of Delivering Growth. We recently announced an AM distribution of $0.44 per unit, a 29% increase year-over-year and a 6% increase sequentially. The third quarter distribution at AM was the 15th consecutive distribution increase since its IPO, all of which have represented growth of 28% to 30% on an annualized basis since 2014, which is an incredible achievement. AM's DCF coverage ratio has averaged 1.4x since the IPO, well in excess of the IPO-DCF coverage target of 1.15x. Additionally, AMGP announced the distribution of $0.144 per share, a 144% increase compared to the prior year quarter and a 15% increase sequentially. The AMGP distribution was the fifth consecutive distribution increase since its IPO in May of 2017. As Paul mentioned before, the accretion and the simplification transaction allows us to continue this peer-leading growth and more than keep-whole our AM public unitholders on their distributions on the previously provided growth targets. Now let's move on to the third quarter operational results beginning with Slide #8, titled High-Growth Year-Over-Year Midstream Throughput. All of our gathering, compression, processing and fractionation volumes represented record highs for AM during the third quarter of 2018. Starting on the top left portion of the page. Low-pressure gathering volumes were 2.2 Bcf per day in the third quarter, which represents a 37% increase from the prior year quarter. Compression volumes during the quarter averaged 1.8 Bcf per day, a 45% increase compared to the prior year quarter. Compression capacity was 80% utilized during the quarter. Joint venture gross processing volumes averaged just over 600 million per day, a 65% increase compared to the prior year quarter. Processing capacity was over 100% utilized during the quarter, and we expect continued growth as we place online Sherwood 10 and 11 during the fourth quarter, adding an additional 400 million per day of processing capacity and bringing the joint venture's total capacity to 1 Bcf per day. Joint venture gross fractionation volumes were nearly 18,000 barrels per day, a 170% increase over the prior year quarter. Fresh water delivery volumes averaged 195,000 barrels per day, a 37% increase over the prior year quarter. Copyright © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence 6

ANTERO MIDSTREAM GP LP FQ3 2018 EARNINGS CALL | NOV 01, 2018 Looking ahead to the fourth quarter, we expect a decline in fresh water delivery volumes as compared to the third quarter due to reducing our completion crews from 6 in the first half of 2018 to 4 in the third quarter and to 3 in the fourth quarter. Moving on to financial results. Adjusted EBITDA for the third quarter was $186 million, a 46% increase compared to the prior year quarter. The increase in adjusted EBITDA was primarily driven by increased throughput and fresh water delivery volumes. Distributable cash flow for the third quarter is $157 million, resulting in a healthy DCF coverage ratio of 1.3x. During the third quarter, Antero Midstream invested $131 million in gathering infrastructure and $19 million in water handling infrastructure. In addition to gathering and water, AM invested $35 million in the processing and fractionation joint venture during the third quarter. Moving on to balance sheet and liquidity. As of September 30, 2018, Antero Midstream had $875 million drawn on its $1.5 billion revolving credit facility, resulting in $625 million in liquidity and a net debt-to-LTM EBITDA ratio of 2.3x. In addition, after quarter end, Antero Midstream exercised the accordion feature on its revolving credit facility, increasing the borrowing capacity from $1.5 billion to $2 billion. I'll finish my comments on the outlook for New AM on Slide #9, titled Best-In-Class Midstream Vehicle. In addition to our premier asset footprint in operations, we believe the recently announced simplification transaction checks all the boxes for current and future shareholders and we remain excited about the future prospects of New AM. New AM will be a 1099 security with no IDRs or K-1s and substantially shielded from taxes through at least 2024. Our core financial policy will remain unchanged with New AM maintaining its self-funding organic business model, strong balance sheet, healthy Bcf coverage and significant liquidity. We remain highly aligned and integrated with AR, which gives us visibility and provide our long-term targets. Our organic growth strategy will continue to be focused on just-in-time capital investment, which we believe leads to top tier capital efficiency and high-teens return on invested capital. In summary, we will continue to leverage our visibility into AR's development plan to generate attractive project and corporate-level rates of return and deliver value to our unitholders. As a result of the transaction, New AM will be one of the top 20 midstream companies by market capitalization, which is highlighted on Slide #10, titled Highest Dividend Growth Among Top 20 Midstream. In the chart, red font indicates midstream companies that are structured to C-corps and the asterisks indicate companies have eliminated IDRs. Of that peer group, New AM is expected to have the highest distribution growth among the top 20 infrastructure C-corps and one of the strongest balance sheets, with a 27% distribution compounded annual growth rate through 2021 and an initial leverage around 3x trailing into the low 2x range. With all these characteristics, we remain excited about the value proposition New AM presents as shown on Slide #11, titled Yield Versus Growth Implies Attractive Value. New AM is expected to have the highest distribution growth among midstream infrastructure corporations and entities that eliminated IDRs. In addition, New AM's leverage profile is expected to be a turn lower than the peer average at closing and continue to decline into low 2x by 2022. We believe this growth profile and strong balance sheet, combined with no equity needs to fund the organic growth capital, should result in an attractive value proposition. Based on the market implied valuation of yield versus growth, New AM has an implied yield of 5% resulting in a pro forma share value of $25 per share or over 50% of the site to the base price. With that, operator, we are ready to take questions. Copyright © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence 7

ANTERO MIDSTREAM GP LP FQ3 2018 EARNINGS CALL | NOV 01, 2018 Question and Answer Operator [Operator Instructions] And our first questioner today will be Spiro Dounis with Crédit Suisse. John Ross Mackay Crédit Suisse AG, Research Division It's John Mackay on for Spiro. First one, even talking about getting more involved downstream for a while now. Obviously, the MPLX JV was a great first step. But just kind of wondering what the kind of next steps to look like and kind of what the gating factors might be there? Glen C. Warren President, Secretary & Director of Antero Midstream Partners GP LLC Yes, that's still an objective longer-term certainly, and I think part of the delay in doing anything there has been the delay in some of the projects and just watching how the takeaway universe comes together for liquids. So it just hasn't been actionable, I guess, at this point in time and hopefully it will be down the road. John Ross Mackay Crédit Suisse AG, Research Division That's fair. And just a follow-up. On the AR called --talked about kind of upstream consolidation Northeast from midstream we saw Borealis this morning. Just wondering your thoughts kind of on, if we can see anymore midstream kind of Northeast consolidation? Glen C. Warren President, Secretary & Director of Antero Midstream Partners GP LLC I think you will continue to see some. I think it will go somewhat hand-in-hand with upstream consolidation. We expect to see some more of that. So yes, that's something we certainly look at in addition to our organic growth, also looking at acquisition opportunities. We haven't done anything like that to date, but we continue to look. Our filter is pretty tight because we would only want to do something that where our molecules impact the assets on the midstream side and those are a little bit more difficult to find, but we continue to look. Operator And our next questioner today will be Tim Howard with Stifel. Timothy D. Howard Stifel, Nicolaus & Company, Incorporated, Research Division Could we have an update on the water treatment facility and maybe utilization in 4Q and any 2019 expectations? Paul M. Rady Chairman & CEO of Antero Midstream Partners GP LLC Yes. Our design on the water facility has been --would be performing at 40,000 barrels a day. And we're still in the commissioning phase, where it's up and down. We've processed as much as 40,000 barrels a day, but we're still working out some of the bugs in the project. Timothy D. Howard Stifel, Nicolaus & Company, Incorporated, Research Division Got it. And if that continues into 2019, would it risk any of the gathering and processing business at all or just AR's growth in general? Copyright © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence 8

ANTERO MIDSTREAM GP LP FQ3 2018 EARNINGS CALL | NOV 01, 2018 Glen C. Warren President, Secretary & Director of Antero Midstream Partners GP LLC No, it doesn't have any impact on that. It would just have a slight immaterial impact to the EBITDA in 2019, but doesn't affect any of the gathering. Timothy D. Howard Stifel, Nicolaus & Company, Incorporated, Research Division Okay. Got it. And then pivoting to the pro forma entity, how should we think about 2019 distribution growth? Should we anticipate a like onetime step-up in the ratable growth thereafter for like the first quarter of pro forma? Or should we anticipate kind of ratable growth throughout? Glen C. Warren President, Secretary & Director of Antero Midstream Partners GP LLC That's right. So we came out with $1.24 distribution per unit in 2019 expectations. That starts in the first quarter with $0.28 per share and then it's the 28% to 30% growth for that for a total of $1.24. Timothy D. Howard Stifel, Nicolaus & Company, Incorporated, Research Division Okay. Got it. And then last one, the comment on inclusion into major indices following the transactions close, are there any of the boxes that need to be checked for that consideration? Glen C. Warren President, Secretary & Director of Antero Midstream Partners GP LLC We tick all the boxes. The one, I think, that we're close on, but should be there in 2019 is 50% of the float outstanding, but we're very close on that one as well. So by the time the indices would consider including us, I think we would tick all the boxes. Operator And our next questioner today will be Ned Baramov with Wells Fargo. Ned Antonov Baramov Wells Fargo Securities, LLC, Research Division Maybe just going back on your water business. Could you talk about water usage per well? I think we have in on an upward trajectory for this metric since you acquired the business from AR, and I think that's been driven by longer laterals, increases in completion stages, which in turn drive higher usage of propane and water per foot. But are there any lengths or lateral lengths or water usage per foot that could be treated as the limits beyond which returns would diminish based on what we know today? Glen C. Warren President, Secretary & Director of Antero Midstream Partners GP LLC Yes, you're right and we've been increasing on that. We're actually fairly consistent in Q3 in that kind of mid-40 barrel that kind of since where we've shaken out and that's based on a 2,000-pound of sand completion. The lateral feet has increased as well. We're up in the average around the 10,000 feet per lateral that were actually the wells we're completing right now. So those all ticked up. But our guidance is always based on that 2,000-pound sand per foot. And based on the lateral lengths that AR provides us and then it's 46 --excuse me, 44 barrels of water per foot on average for the program and that's been consistent. The other thing I would note is that we've been on the upper end of actual number of wells that we service from a freshwater perspective. In 2018, our initial guidance range was 150 to 160 wells being completed. We're in the high-end of that guidance range. So more on the 160 wells for the year. So that's also added to the improved performance and improved EBITDA from the freshwater business. Paul M. Rady Chairman & CEO of Antero Midstream Partners GP LLC Copyright © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence 9

ANTERO MIDSTREAM GP LP FQ3 2018 EARNINGS CALL | NOV 01, 2018 And then as far Ned, as your question on, would we --as we go to longer and longer laterals, would we change those proportions of sand and water and the answer is, no, we've gone sideways out towards 15,000 feet in the Marcellus and 17,000 in the Utica, but we --from what we've done so far, we've used our same formula, our same designs in terms of sand per foot and water per foot, and we've seen productivity that is --that doesn't diminish as you go longer and longer that [ URs ] per 1,000 are the same. So we probably be applying the same design. So the answer is even as we go longer and longer, it will still be about the same amounts of sand and water proportionately. Ned Antonov Baramov Wells Fargo Securities, LLC, Research Division Okay. That's great. And then maybe looking at 2019, is the 150 to 160 wells still a good number? Glen C. Warren President, Secretary & Director of Antero Midstream Partners GP LLC Yes. Very close to that. Yes. Ned Antonov Baramov Wells Fargo Securities, LLC, Research Division Okay. And maybe one more, if I may. You've talked about the importance of maintaining the integrated upstream and midstream relationship. So given some of your peers have elected to pursue a different route where a midstream is an independent operation, would you consider pursuing third-party opportunities a little bit more aggressively? Paul M. Rady Chairman & CEO of Antero Midstream Partners GP LLC Yes. It depends on the opportunity, of course. As Glen was mentioning, we strategically like to think about opportunities where the upstream touches the midstream and, of course, that's to keep out the volume risk we know from the upstream side how --what the volumes would be through a midstream infrastructure. So we still stick with that. We do have third-party opportunities. So far they are more on the waterside, which would be definitely accretive. And I'm not sure, you would see us going out there and competing with other third stream --third-party midstream where we're paying high multiples to service somebody else. So we're pretty conscious that it's a highly competitive market and oftentimes midstream companies overpay in order to be able to provide services for people. So we look at it, but we don't see it as quite as attractive as servicing AR. Operator And this will conclude our question-and-answer session. I would now like to turn the conference back over to Michael Kennedy for any closing remarks. Michael N. Kennedy Senior VP of Finance & CFO - Antero Midstream Partners GP LLC Thank you for joining us on our call today. If you have any further questions, please feel free to reach out to us. Thanks, again. Operator The conference has now concluded. Thank you all for attending today's presentation, and you may now disconnect your lines. Copyright © 2018 S&P Global Market Intelligence, a division of S&P Global Inc. All Rights reserved. spglobal.com/marketintelligence 10

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